E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES FIRST QUARTER 2015 RESULTS

MIDDLEBURG, VA. – April 30, 2015 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $2.45 million, or $0.34 per diluted share, for the quarter ended March 31, 2015.

“The results for the first quarter of 2015 continued Middleburg’s trend of earnings growth,” commented Gary R. Shook, President and CEO of Middleburg Financial Corporation. He added, “The focus on revenue from quality loan growth at Middleburg Bank and increased asset management fees from Middleburg Investment Group coupled with strong expense control and improving credit quality contributed to the stronger performance.  While we still have much to do to achieve our long term performance goals, the steady progress is gratifying.”

First Quarter 2015 Highlights:

•	Net income of $2.45 million or $0.34 per diluted share for the quarter ended March 31, 2015, an increase of 23.82% compared to $1.98 million or $0.28 per diluted share for the first quarter of 2014.

•	Net interest margin for the first quarter of 2015 was 3.40%, higher by 9 bp compared to the previous quarter and a decrease of 14 bp compared to the first quarter of 2014.

•	Cost of funds was 39 bp for the first quarter of 2015, a decrease of 4 bp from the previous quarter and a decrease of 13 bp from the first quarter of 2014.

•	Net interest income was $9.63 million for the first quarter of 2015, an increase of 3.39% compared to the previous quarter and a decrease of 0.82% compared to the first quarter of 2014.

•	Non-interest expense was $8.90 million for the first quarter of 2015, a decrease of 5.55% and 26.66% compared to the previous quarter and the first quarter of 2014, respectively.

•	Efficiency ratio of 68.35% for the first quarter of 2015, compared to 77.53% for the previous quarter and 75.19% for the first quarter of 2014.

•	Total assets were $1.27 billion as of March 31, 2015, an increase of 3.48% since December 31, 2014.

•	Total deposits were $1.02 billion as of March 31, 2015, an increase of 3.24% since December 31, 2014.

•	Loans held-for-investment were $761.92 million as of March 31, 2015, or annualized growth of 3.76% in 2015.

•	Nonaccrual loans were $9.63 million on March 31, 2015, a decrease of 3.21% since December 31, 2014.

•	The ratio of nonperforming assets to total assets was 1.46% at March 31, 2015 compared to 1.59% at December 31, 2014 and 2.04% at March 31, 2014.

•
Capital ratios continue to be strong: Total Risk-Based Capital Ratio of 18.45%, Tier 1 Risk-Based Capital Ratio of 17.20%, Common Equity Tier 1 Ratio of 16.49% and Tier 1 Leverage Ratio of 9.76% at March 31, 2015.

TOTAL REVENUE
Total revenue, which is comprised of net interest income (before provision for loan losses) and non-interest income, was $12.64 million for the first quarter of 2015, representing an increase of 8.35% compared to the previous quarter and a decrease of 18.94% compared to the first quarter of 2014. The increase in revenue in the first quarter of 2015 compared to the previous quarter was due to an increase in earning assets and expansion of the net interest margin during the first quarter. The decline in revenue compared to the first quarter of 2014 was primarily due to less interest income from residential mortgages that were originated by Southern

Trust Mortgage, held on the Company's balance sheet and subsequently sold to investors. The Company sold its majority interest in Southern Trust Mortgage in the second quarter of 2014. While the Company continues to extend credit to Southern Trust Mortgage for such residential mortgage originations, the size of the line of credit has been reduced to align with our lending limits.

Net Interest Income
The Company recorded net interest income of $9.63 million for the first quarter of 2015, representing an increase of 3.39% compared to the previous quarter and a decrease of 0.82% compared to the quarter ended March 31, 2014. The net interest margin was 3.40%, higher by 9 bp compared to the previous quarter and 14 bp less than the quarter ended March 31, 2014.

The following factors contributed to the increase in net interest margin during the first quarter of 2015:

•	Yields on earning assets increased by 5 bp compared to the previous quarter, primarily due to a 3 bp increase in loan yields and a 10 bp increase in yields on investments.

•
Yields on investment securities were impacted by a decrease in premium amortization stemming from slower prepayments on mortgage backed securities accompanied by higher book yields for securities that were added to the portfolio during the period.

•	Cost of funds declined by 4 bp to 39 bp as the Company grew non-interest bearing deposits and paid off some maturing wholesale borrowings.

The increase in yields on earning assets resulted in total interest income of $10.70 million for the quarter, higher by 2.02% compared to the previous quarter. Total interest income for the quarter declined by 3.66% compared to the quarter ended March 31, 2014 as yields on average earning assets fell by 27 bp while the balance of average earning assets increased by 2.57% during the period.

Non-Interest Income
Non-interest income increased by 28.00% compared to the previous quarter and declined by 48.85% compared to the quarter ended March 31, 2014.

•
Total revenue generated by our wealth management group, Middleburg Investment Group ("MIG") was $1.22 million for the quarter ended March 31, 2015, an increase of 7.03% compared to the previous quarter and 16.22% when compared to the quarter ended March 31, 2014. Fee income is based primarily upon the market value of the accounts under administration which were $1.99 billion at March 31, 2015, $1.87 billion at December 31, 2014 and $1.56 billion at March 31, 2014.

•
Other operating income was $842,000 for the quarter ended March 31, 2015, an increase of 223.85% when compared to the previous quarter and a decrease of 13.11% when compared to the quarter ended March 31, 2014. Most of the other operating income during the first quarters of 2015 and 2014 was related to two separate recoveries of expenses during those quarters related to the same loan that had previously been charged off.

•
The primary reason for the decline in non-interest income compared to the quarter ended March 31, 2014 was no gain on sale revenue from residential mortgage loans in the current period, stemming from the Company's sale of its majority interest in Southern Trust Mortgage during the second quarter of 2014.

NON-INTEREST EXPENSE
Non-interest expense declined by 5.55% and 26.66% when compared to the previous quarter and the quarter ended March 31, 2014, respectively. Principal categories of non-interest expense that changed were the following:

•
Salaries and employee benefit expenses declined by 5.57% and 31.07% when compared to the previous quarter and the quarter ended March 31, 2014, respectively. The primary reasons for lower salary and employee benefit expenses for the first quarter of 2015 compared to the previous quarter were reduced benefit expenses and staff reductions at the bank. The decline in salary and benefit expenses compared to the first quarter of 2014 was primarily due to the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014.

•
Occupancy and equipment expense was relatively unchanged compared to the previous quarter and decreased by 29.53% compared to the same period in 2014. The primary reason for lower expenses in this category year over year was the sale of Southern Trust Mortgage in the second quarter of 2014.

•
Costs related to other real estate owned (OREO) decreased by 39.09% compared to the previous quarter and by 59.88% compared to the same period in 2014. Changes in the level of OREO related expenses are primarily determined by the volume of OREO properties held, which decreased by 16.02% compared to the previous quarter and by 24.25% compared to the first quarter of 2014.

•
Other expenses declined by 20.51% compared to the previous quarter and by 19.71% compared to the same period in 2014. Significant items in this category include expenses related to deposit processing, fees for advisory services, telephone and professional fees. Expense control contributed to lower expenses compared to the previous quarter. The primary reason for lower expenses compared to the first quarter of 2014 was the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014.

ASSET QUALITY
The allowance for loans losses increased slightly to $12.02 million or 1.58% of total loans at March 31, 2015 compared to $11.79 million or 1.56% of total loans at December 31, 2014.

Total nonperforming assets were $18.43 million or 1.46% of total assets at March 31, 2015 compared to $19.45 million or 1.59% to total assets at December 31, 2014.

•	Loans that were delinquent for more than 90 days and still accruing increased to $74,000 as of March 31, 2015 from $30,000 as of December 31, 2014.

•	Nonaccrual loans were $9.63 million as of March 31, 2015, compared to $9.94 million as of December 31, 2014.

•	Troubled debt restructurings that were performing as agreed totaled $4.26 million at March 31, 2015 compared to $4.30 million at December 31, 2014.

•	OREO balances were $3.40 million as of March 31, 2015, compared to $4.05 million as of December 31, 2014.

CONSOLIDATED ASSETS
Total consolidated assets at March 31, 2015 were $1.27 billion, an increase of 3.48% since December 31, 2014. Changes in major asset categories were as follows:

•
Cash balances and deposits with other banks increased by $28.28 million compared to December 31, 2014. The primary reason was an increase in non-interest bearing deposits during the quarter that could not be fully deployed into funding the purchase of earning assets.

•	The Company deployed some of its excess liquidity into growing its securities portfolio which increased by $7.60 million compared to December 31, 2014.

•	Loan balances also grew by an annualized rate of 3.76% in the first quarter of the year or by $7.07 million from December 31, 2014.

CONSOLIDATED LIABILITIES
Total consolidated liabilities at March 31, 2015 were $1.14 billion, an increase of 3.61% compared to December 31, 2014. Total deposits increased by $32.12 million from December 31, 2014 to $1.02 billion as of March 31, 2015. Federal Home Loan Bank borrowings increased by $15 million to $70 million.

SHAREHOLDERS' EQUITY AND CAPITAL
Shareholders’ equity at March 31, 2015 was $124.83 million, compared to $122.03 million at December 31, 2014. Retained earnings at March 31, 2015 were $57.59 million compared to $55.85 million at December 31, 2014. The book value of the Company’s common stock at March 31, 2015 was $17.51 per share versus $17.11 per share at December 31, 2014.

The Company’s capital ratios remain well above regulatory minimum capital ratios as of March 31, 2015:

•	Tier 1 Leverage ratio was 9.76%, 5.76% over the regulatory minimum of 4.0%.

•	Common Equity Tier 1 Ratio was 16.49%, 9.49% over the regulatory minimum of 7.0%.

•	Tier 1 Risk-Based Capital Ratio was 17.20%, 8.70% over the regulatory minimum of 8.5%.

•	Total Risk Based Capital Ratio was 18.45%, 7.95% over the regulatory minimum of 10.5%.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Audited)
	March 31, 2015	December 31, 2014
ASSETS
Cash and due from banks	$6,652	$7,396
Interest bearing deposits with other banks	76,646	47,626
Total cash and cash equivalents	83,298	55,022
Securities held to maturity, fair value of $1,417 and $1,397, respectively	1,500	1,500
Securities available for sale, at fair value	355,864	348,263
Restricted securities, at cost	5,774	5,279
Loans, net of allowance for loan losses of $12,024 and $11,786, respectively	749,891	743,060
Premises and equipment, net	17,904	18,104
Goodwill and identified intangibles, net	3,765	3,807
Other real estate owned, net of valuation allowance of $663 and $755, respectively	3,402	4,051
Bank owned life insurance	22,777	22,617
Accrued interest receivable and other assets	21,212	21,154
TOTAL ASSETS	$1,265,387	$1,222,857

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$253,225	$216,912
Savings and interest bearing demand deposits	532,934	523,230
Time deposits	235,038	248,938
Total deposits	1,021,197	989,080
Securities sold under agreements to repurchase	31,040	38,551
Federal Home Loan Bank borrowings	70,000	55,000
Subordinated notes	5,155	5,155
Accrued interest payable and other liabilities	13,170	13,037
Commitments and contingent liabilities	—	—
TOTAL LIABILITIES	1,140,562	1,100,823

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,127,105 and 7,131,643, issued and outstanding, respectively)	17,511	17,494
Capital surplus	44,923	44,892
Retained earnings	57,589	55,854
Accumulated other comprehensive income	4,802	3,794
TOTAL SHAREHOLDERS' EQUITY	124,825	122,034
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,265,387	$1,222,857

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)
	For the Three Months Ended March 31,
	2015	2014
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,243	$8,806
Interest and dividends on securities
Taxable	1,906	1,617
Tax-exempt	461	584
Dividends	59	73
Interest on deposits with other banks and federal funds sold	30	26
Total interest and dividend income	10,699	11,106
INTEREST EXPENSE
Interest on deposits	855	1,002
Interest on securities sold under agreements to repurchase	45	80
Interest on FHLB borrowings and other debt	168	313
Total interest expense	1,068	1,395
NET INTEREST INCOME	9,631	9,711
Provision for loan losses	450	888
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,181	8,823
NON-INTEREST INCOME
Service charges on deposit accounts	558	557
Trust services income	1,218	1,048
Gains on sales of loans held for sale	—	2,942
Gains on sales of securities available for sale, net	101	63
Commissions on investment sales	129	140
Bank owned life insurance	160	162
Other operating income	842	969
Total non-interest income	3,008	5,881
NON-INTEREST EXPENSE
Salaries and employee benefits	4,848	7,033
Occupancy and equipment	1,339	1,900
Advertising	133	163
Computer operations	490	458
Other real estate owned	67	167
Other taxes	223	197
Federal deposit insurance	211	238
Other operating expenses	1,589	1,979
Total non-interest expense	8,900	12,135
Income before income taxes	3,289	2,569
Income tax expense	841	749
NET INCOME	2,448	1,820
Net loss attributable to non-controlling interest	—	157
Net income attributable to Middleburg Financial Corporation	$2,448	$1,977
Earnings per share:
Basic	$0.34	$0.28
Diluted	$0.34	$0.28
Dividends per common share	$0.10	$0.07

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly Summary Statements of Income
(Unaudited, Dollars In thousands, except for per share data)
	For the Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,243	$8,176	$8,357	$8,493	$8,806
Interest and dividends on securities
Taxable	1,906	1,728	1,763	1,792	1,617
Tax-exempt	461	481	535	537	584
Dividends	59	64	84	72	73
Interest on deposits with other banks and federal funds sold	30	38	51	47	26
Total interest and dividend income	10,699	10,487	10,790	10,941	11,106
INTEREST EXPENSE
Interest on deposits	855	933	955	995	1,002
Interest on securities sold under agreements to repurchase	45	79	81	81	80
Interest on FHLB borrowings and other debt	168	160	209	355	313
Total interest expense	1,068	1,172	1,245	1,431	1,395
NET INTEREST INCOME	9,631	9,315	9,545	9,510	9,711
Provision for loan losses	450	450	550	72	888
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,181	8,865	8,995	9,438	8,823
NON-INTEREST INCOME
Service charges on deposit accounts	558	606	635	622	557
Trust services income	1,218	1,138	1,119	1,057	1,048
Gains on sales of loans held for sale	—	1	1	1,916	2,942
Gains on sales of securities available for sale, net	101	45	12	66	63
Commissions on investment sales	129	132	193	146	140
Bank owned life insurance	160	168	168	164	162
Gain on sale of majority interest in consolidated subsidiary	—	—	—	24	—
Other operating income	842	260	152	278	969
Total non-interest income	3,008	2,350	2,280	4,273	5,881
NON-INTEREST EXPENSE
Salaries and employee benefits	4,848	5,134	4,441	5,993	7,033
Occupancy and equipment	1,339	1,336	1,262	1,679	1,900
Advertising	133	(65)	136	131	163
Computer operations	490	485	439	510	458
Other real estate owned	67	110	(33)	12	167
Other taxes	223	212	220	220	197
Federal deposit insurance	211	212	220	230	238
Other operating expenses	1,589	1,999	1,706	2,356	1,979
Total non-interest expense	8,900	9,423	8,391	11,131	12,135
Income before income taxes	3,289	1,792	2,884	2,580	2,569
Income tax expense	841	162	763	667	749
NET INCOME	2,448	1,630	2,121	1,913	1,820
Net loss (income) attributable to non-controlling interest	—	—	—	(58)	157
Net income attributable to Middleburg Financial Corporation	$2,448	$1,630	$2,121	$1,855	$1,977
Earnings per share:
Basic	$0.34	$0.23	$0.30	$0.26	$0.28
Diluted	$0.34	$0.23	$0.30	$0.26	$0.28
Dividends per common share	$0.10	$0.10	$0.10	$0.07	$0.07

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
BALANCE SHEET RATIOS
Loans to deposits	74.60%	76.32%	73.87%	72.65%	76.10%
Average interest-earning assets to average interest-bearing liabilities	136.04%	133.54%	130.14%	128.37%	126.80%
INCOME STATEMENT RATIOS
Return on average assets (ROA)	0.80%	0.53%	0.69%	0.61%	0.66%
Return on average equity (ROE)	8.01%	5.31%	7.00%	6.30%	6.99%
Net interest margin (1)	3.40%	3.31%	3.36%	3.38%	3.54%
Yield on average earning assets	3.77%	3.72%	3.79%	3.88%	4.04%
Cost of funds	0.39%	0.43%	0.45%	0.52%	0.52%
Efficiency ratio (5)	68.35%	77.53%	68.82%	78.99%	75.19%
PER SHARE DATA
Dividends	$0.10	$0.10	$0.10	$0.07	$0.07
Book value (MFC Shareholders)	17.51	17.11	16.97	16.73	16.37
Tangible book value (4)	16.99	16.58	16.43	16.19	15.62
SHARE PRICE DATA
Closing price	$18.30	$18.01	$17.74	$20.00	$17.61
Diluted earnings multiple (2)	13.45	16.99	14.78	19.23	15.72
Book value multiple (3)	1.04	1.05	1.05	1.20	1.08
COMMON STOCK DATA
Outstanding shares at end of period	7,127,105	7,131,643	7,123,914	7,113,744	7,076,145
Weighted average shares O/S , basic - QTD	7,127,910	7,127,164	7,108,450	7,093,788	7,078,470
Weighted average shares O/S, diluted - QTD	7,148,702	7,146,140	7,134,262	7,117,826	7,103,785
Dividend payout ratio	29.41%	43.48%	33.33%	26.92%	25.05%
CAPITAL RATIOS
Capital to assets - common shareholders	9.86%	9.98%	10.01%	9.50%	9.59%
Capital to assets - with non-controlling interest	9.86%	9.98%	10.01%	9.50%	9.78%
Leverage ratio	9.76%	9.90%	9.71%	9.54%	9.61%
Common equity tier 1 ratio	16.49%	N/A	N/A	N/A	N/A
Tier 1 risk based capital ratio	17.20%	15.70%	16.04%	15.63%	14.67%
Total risk based capital ratio	18.45%	16.95%	17.30%	16.88%	15.93%
CREDIT QUALITY
Net charge-offs to average loans	0.03%	0.46%	0.09%	0.23%	0.13%
Total nonperforming loans to total loans	1.83%	1.89%	1.63%	2.10%	2.76%
Total nonperforming assets to total assets	1.46%	1.59%	1.50%	1.57%	2.04%
Nonaccrual loans to:
Total loans	1.26%	1.32%	1.01%	1.43%	2.03%
Total assets	0.76%	0.81%	0.61%	0.83%	1.23%
Allowance for loan losses to:
Total loans	1.58%	1.56%	1.57%	1.58%	1.81%
Nonperforming assets	65.23%	60.59%	63.18%	58.50%	53.54%
Nonaccrual loans	124.92%	118.52%	155.80%	110.57%	88.92%
NONPERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$74	$30	$30	$355	$503
Nonaccrual loans	9,625	9,944	7,332	10,408	14,876
Restructured loans (not in nonaccrual)	4,262	4,295	4,522	4,552	4,838
Other real estate owned	3,402	4,051	5,064	4,356	4,491
Repossessed assets	1,070	1,132	1,132	—	—
Total nonperforming assets	$18,433	$19,452	$18,080	$19,671	$24,708

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(2)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(4)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(5)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates
	Three months ended March 31,
	2015			2014
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$309,842	$1,965	2.57%	$276,914	$1,690	2.48%
Tax-exempt (1)	52,606	699	5.39%	60,936	885	5.88%
Total securities	$362,448	$2,664	2.98%	$337,850	$2,575	3.09%
Loans:
Taxable	$751,590	$8,237	4.44%	$759,073	$8,800	4.70%
Tax-exempt (1)	615	8	5.28%	652	9	5.60%
Total loans (3)	$752,205	$8,245	4.45%	$759,725	$8,809	4.70%
Interest on deposits with other banks and federal funds sold	61,203	30	0.20%	48,803	26	0.22%
Total earning assets	$1,175,856	$10,939	3.77%	$1,146,378	$11,410	4.04%
Less: allowance for loan losses	(11,660)			(13,622)
Total nonearning assets	76,223			79,191
Total assets	$1,240,419			$1,211,947
Liabilities:
Interest-bearing deposits:
Checking	$337,126	$166	0.20%	$332,546	$162	0.20%
Regular savings	115,319	53	0.19%	113,034	52	0.19%
Money market savings	69,536	32	0.19%	76,437	36	0.19%
Time deposits:
$100,000 and over	132,240	292	0.90%	130,407	324	1.01%
Under $100,000	110,367	312	1.15%	130,762	428	1.33%
Total interest-bearing deposits	$764,588	$855	0.45%	$783,186	$1,002	0.52%
Securities sold under agreements to repurchase	33,761	45	0.54%	35,752	80	0.90%
FHLB borrowings and other debt	65,988	168	1.03%	85,155	313	1.49%
Total interest-bearing liabilities	$864,337	$1,068	0.50%	$904,093	$1,395	0.63%
Non-interest bearing liabilities:
Demand deposits	238,785			180,574
Other liabilities	13,419			10,221
Total liabilities	$1,116,541			$1,094,888
Non-controlling interest	—			2,284
Shareholders' equity	123,878			114,775
Total liabilities and shareholders' equity	$1,240,419			$1,211,947
Net interest income		$9,871			$10,015
Interest rate spread			3.27%			3.41%
Cost of Funds			0.39%			0.52%
Interest expense as a percent of average earning assets			0.37%			0.49%
Net interest margin			3.40%			3.54%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.